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                                                                  EXHIBIT (l)(1)

                      [Schulte Roth & Zabel LLP Letterhead]

                                October 14, 2003

Lehman Brothers/First Trust Income Opportunity Fund
399 Park Avenue
New York, New York 10002

Dear Ladies and Gentlemen:

      We have acted as counsel to Lehman Brothers/First Trust Income Opportunity Fund (the "Fund"), a statutory trust organized under the laws of the State of Delaware, in connection with (i) the Fund's registration statement on Form N-2 (File Nos. 333-108243 and 811-21342) (including all amendments thereto filed as of the date hereof, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "Company Act"), and (ii) the Fund's offering of 3,600 shares of its Money Market Cumulative Preferred Shares ("Shares of MMP"), no par value per share, to Lehman Brothers Inc. (the "Underwriter"). The Shares are to be sold pursuant to an Underwriting Agreement, substantially in the form filed as Exhibit (h)(1) to the Registration Statement (the "Underwriting Agreement"), entered into by and among the Fund, Lehman Brothers Asset Management Inc., Lincoln Capital Fixed Income Management Company, LLC and the Underwriter.

      In such capacity, we have reviewed: (i) the Fund's notification of registration under Form N-8A (File No. 811-21342) under the 1940 Act, as filed by the Fund with the Commission on May 7, 2003; and (ii) the Registration Statement. We are familiar with the actions taken by the Fund and its Board of Trustees in connection with the organization of the Fund and the authorization, and the proposed issuance and sale, of Shares of MMP, including but not limited to the adoption of a resolution authorizing the issuance of Shares of MMP in the manner described in the prospectus contained in the Registration Statement (the "Prospectus"). In addition, we have reviewed and are familiar with the Fund's amended certificate of trust, amended and restated declaration of trust (the "Declaration of Trust"), second amended and restated by-laws (the "By-Laws"), each as in effect on the date hereof, and have reviewed such other documents and considered such questions of law as we have deemed relevant and necessary to render the opinions set forth herein.

      We have reviewed such Fund records, certificates and other documents and considered such questions of law as we have deemed relevant and necessary to render the
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October 14, 2003
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opinion set forth herein. In our examination of such materials, we have assumed the genuineness of all signatures, the genuineness of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as copies and the legal competence or capacity of natural persons to complete the execution of documents. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Fund and upon representations of the Fund made in the Registration Statement.

      Based upon the foregoing, and assuming (i) the Registration Statement becomes effective; (ii) the due execution and delivery of the Underwriting Agreement; and (iii) the Shares of MMP having been delivered to and paid for by the Underwriter, we are of the opinion that the Shares of MMP, when issued and sold in the manner described in the Prospectus, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Fund (except as provided in Article IV, Section 6 of the Declaration of Trust).

      We are attorneys licensed to practice only in the State of New York and our opinion is limited to the laws of such State and to the laws of the United States of America. Accordingly, we do not express any opinion as to any other laws of any other jurisdiction. Insofar as the above opinions relate to matters governed by the laws of the State of Delaware, we have relied on the opinion of Richards, Layton & Finger, P.A., addressed to the Fund and dated the date hereof, filed as Exhibit (l)(2) to the Registration Statement.

      We understand that this opinion is to be used in connection with the registration of the Shares of MMP for offering and sale pursuant to the 1933 Act. We do not undertake to update, revise or supplement any opinion or statement herein if after the date hereof either any applicable law changes or we become aware of any fact that might change such opinion or statement. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Fund in the Prospectus and statement of additional information constituting a part thereof.

                                        Very truly yours,



                                        /s/ Schulte Roth and Zabel LLP